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                                                                    EXHIBIT 10.1



                              TERMINATION AGREEMENT

      This Termination Agreement dated as of August 3, 2000 is entered into by and between Caminus Corporation (the "Corporation"), a Delaware corporation and successor-in-interest to Caminus LLC (the "Company"), and David M. Stoner, an employee of the Corporation (the "Employee").

      WHEREAS, the Company and the Employee entered into an Employment Agreement dated as of October 21, 1998 (the "Employment Agreement"), which provided for the purchase by the Employee of a Series A Membership Interest in the Company;

      WHEREAS, the Company and the Employee entered into a Subscription Agreement dated as of October 21, 1998 (the "Subscription Agreement"), pursuant to which the Employee purchased a Series A Membership Interest in the Company (which Membership Interest converted into shares of the Corporation's common stock, $0.01 par value (the "Common Stock"), upon the merger of Caminus Merger LLC with and into the Company (the "Securities");

      WHEREAS, the Company loaned the Employee $1 million for the purchase of the Securities and the Employee issued to the Company a Secured Recourse Promissory Note dated as of October 21, 1998, in the principal amount of $1 million (the "Note");

      WHEREAS, the Company and the Employee entered into a Pledge and Security Agreement dated as of October 21, 1998 (the "Pledge Agreement"), pursuant to which the Employee pledged the Securities and granted a security interest in the Securities to the Company as collateral security for the payment of the Note; and

      WHEREAS, pursuant to the Employment Agreement, upon the closing of the Corporation's initial public offering on February 2, 2000, the Employee received a bonus, which consisted of additional shares of Common Stock of the Corporation and the forgiveness of all outstanding amounts under the Note.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Employee agree and acknowledge as follows:

      1. The Note was repaid in full as of February 2, 2000.

      2. The Pledge Agreement was terminated as of February 2, 2000, thereby releasing the pledge of the Securities and the security interest in the Securities held by the Corporation on that date.
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      3. Section 5.6 of the Employment Agreement, regarding the Corporation's
Purchase Option (as defined in the Employment Agreement), is hereby deleted in its entirety.

      4. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

                                          CAMINUS CORPORATION


                                              /s/ Mark A. Herman
                                          ----------------------------------
                                          By:  Mark A. Herman
                                          Its: CFO


                                          EMPLOYEE

                                              /s/ David M. Stoner
                                          ----------------------------------
                                          David M. Stoner